Calculation of Filing Fee Tables
S-8
Q32 Bio Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	642,903	$ 4.82	$ 3,098,792.46	0.0001381	$ 427.95
2	Equity	Common Stock, $0.0001 par value per share	Other	128,581	$ 4.10	$ 527,182.10	0.0001381	$ 72.81
Total Offering Amounts:						$ 3,625,974.56		$ 500.76
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 500.76
Offering Note
[1]	(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of Q32 Bio Inc. (the "Registrant") that become issuable under the Q32 Bio Inc. 2024 Stock Option and Incentive Plan (the "2024 Plan") and the Q32 Bio Inc. 2024 Employee Stock Purchase Plan (the "2024 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (2)Represents an additional 642,903 shares of Common Stock reserved for issuance under the 2024 Plan as a result of an automatic increase effective January 1, 2026. Shares available for issuance under the 2024 Plan were previously registered on a Registration Statements on Form S-8 filed with the United States Securities and Exchange Commission ("SEC") on May 31, 2024 (File No. 333-279877) and March 11, 2025 (File No. 333-285699).(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $4.82, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on March 4, 2026 (such date being within five business days of the date that this Registration Statement was filed with the SEC).

[2]	(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of Q32 Bio Inc. (the "Registrant") that become issuable under the Q32 Bio Inc. 2024 Stock Option and Incentive Plan (the "2024 Plan") and the Q32 Bio Inc. 2024 Employee Stock Purchase Plan (the "2024 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (4)Represents an additional 128,581 shares of Common Stock reserved for future issuance under the 2024 ESPP as a result of an automatic increase effective January 1, 2026. Shares available for issuance under the 2024 ESPP were previously registered on a Registration Statement on Form S-8 filed with the SEC on May 31, 2024 (File No. 333-279877) and March 11, 2025 (File No. 333-285699). (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% (the percentage of the price per share applicable to purchases under the 2024 ESPP) of $4.82, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on March 4, 2026 (such date being within five business days of the date that this Registration Statement was filed with the SEC).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A